October 23, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential California Municipal Fund
               File Nos. 2-91215 and 811-4024

Ladies and Gentlemen:

           On behalf of Prudential California Municipal Fund enclosed for filing under the Investment Company Act of l940 are:

          (l)  One copy of the Rule 24f-2 Notice; and

          (2)  Opinion of counsel to the Fund.

          These documents have been filed using the EDGAR system.

           If you have any questions relating to the foregoing, please call the undersigned at (212) 214-1248.

          Please acknowledge receipt via EDGAR.

                                   Very truly yours,

                                   \Deborah A. Docs
                                   /s/ Deborah A. Docs
DAD:lr                             Deborah A. Docs
Enclosures                         Assistant Secretary



cc:  Paul H. Dykstra
     (Gardner, Carton & Douglas)





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